Exhibit 6.1

AMENDED AND RESTATED OPERATING AGREEMENT

OF

STARTENGINE REAL ESTATE MANAGEMENT 1 LLC

          February 19          , 2021

TABLE OF CONTENTS

-i-

-ii-

EXHIBITS:

EXHIBIT A – Contributions & Interests

EXHIBIT B – Investment Advisor Services

EXHIBIT C – Administrative Advisor Services

-iii-

AMENDED AND RESTATED OPERATING AGREEMENT
OF
STARTENGINE REAL ESTATE MANAGEMENT 1 LLC

This Amended and Restated Operating Agreement (this “Agreement”) is entered into this ________ day of _________________, 2021 between StartEngine Real Estate REIT 1 LLC, a Delaware limited liability company (the “Managing Member”), and the other Members set forth on Exhibit A attached hereto, as amended from time to time. Capitalized terms used herein but not otherwise defined, shall have the meanings given to such terms in ARTICLE I.

AGREEMENT

WHEREAS, the Managing Member intends to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended;

WHEREAS, StartEngine Real Estate Management 1 LLC (the “Company”), was formed on June 24, 2020 as a limited liability company under the laws of the State of Delaware, pursuant to a Certificate of Formation filed with the Office of the Secretary of State of the State of Delaware on June 24, 2020;

WHEREAS, the Managing Member desires to conduct its current and future business through the Company; and

WHEREAS, the Managing Member wishes to amend and restate the original operating agreement of the Company, which shall be superseded and replaced by this Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants between the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Agreement is hereby entered into and adopted in its entirety as follows:

ARTICLE I
DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Additional Funds” has the meaning provided in Section 4.3 hereof.

“Adjusted Capital Account” means, with respect to any Member, the Capital Account of such Member as of the end of each Fiscal Year (i) increased by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) and the second-to-last sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(g)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii) (d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Fiscal Year.

“Administrative Expenses” means, (i) all administrative and operating costs, expenses and fees incurred by the Company, including fees payable to the Advisors pursuant to Section 6.2(d) and any expenses payable or reimbursable by the Company pursuant to Section 6.2(e), (ii) to the extent not included in clause (iii) below, those administrative costs and expenses of the Managing Member, and any accounting and legal expenses of the Managing Member, which expenses, the Members have agreed, are expenses of the Company and not the Managing Member, and (iii) to the extent not included in clause (ii) above, REIT Expenses.

“Administrative Advisor” means the Person or Persons, if any, appointed, employed or contracted with by the Company and responsible for directing or performing the day-to-day administrative business affairs of the Company, including any Person to whom such Administrative Advisor subcontracts substantially all of such functions, which shall initially be StartEngine Assets LLC, appointed as such pursuant to Section 6.2(b).

“Advisors” means the Administrative Advisor and the Investment Advisor and such other Person who enters into an Advisory Agreement; and “Advisor” means each of such Advisors.

“Advisory Agreement” means any agreement between the Company, the Managing Member, an Advisor and the other parties named therein pursuant to which such Advisor will direct or perform the day-to-day business affairs of the Managing Member as specified herein or in such Advisory Agreement.

“Affiliate” or “Affiliated” means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee, general partner or managing member of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee, general partner or managing member.

“Agreed Value” means (i) in the case of any Contributed Property, the fair value of such property as of the time of its contribution to the Company, reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed; and (ii) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

“Agreement” means this Amended and Restated Operating Agreement, as amended, modified supplemented or restated from time to time, as the context requires.

“Asset Base” has the meaning provided in Section 6.2(d) hereof.

“Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of California.

“Capital Account” has the meaning provided in Section 4.4 hereof.

“Capital Contribution” means, with respect to any Member, the amount of money and the Agreed Value of Contributed Property which such Member contributes or is deemed to contribute to the Company pursuant to Section 4.1 or 4.2 hereof. Any reference to the Capital Contribution of a Member shall include the Capital Contribution made by a predecessor holder of the Member Unit of such Member.

“Carrying Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)      The initial Carrying Value of any asset contributed to the Company shall be the gross fair value of such asset, as agreed by the contributing Member and the Managing Member.

(b)      The Carrying Values of all Company assets shall be adjusted to equal their respective gross fair values, as determined by the Managing Member using such reasonable method of valuation as it may adopt immediately prior to the following events:

(i)      the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution or the provision of services to or for the benefit of the Company, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(ii)     the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)    the liquidation of the Company within the meaning of Regulations Section 1.704- 1(b)(2)(ii)(g);

(iv)    the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity or in anticipation of becoming a Member of the Company, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

(v)    at such other times as the Managing Member shall reasonably deem necessary or advisable if permitted by, or required to comply with, Regulations Sections 1.704-1(b) and 1.704-2.

(c)      The Carrying Value of a Company asset distributed to a Member shall be the gross fair value of such asset on the date of distribution, as agreed by the distributee and the Managing Member.

(d)    The Carrying Values of Company assets shall be adjusted to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Carrying Values shall not be adjusted pursuant to this clause (d) to the extent that the Managing Member reasonably determines that an adjustment pursuant to clause (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

(e)      If the Carrying Values of a Company asset has been determined or adjusted pursuant to clause (a), (b), or (d) above, such Carrying Values shall thereafter be adjusted by Depreciation.

“Cash Amount” means an amount of cash equal to the aggregate Value of the REIT Shares Amount.

“Certificate of Formation” means the Certificate of Formation of the Company, as it may be amended from time to time.

“Change of Control Event” has the meaning provided in Section 8.5 hereof.

“Class” means a class of Shares of the Managing Member or a class of Member Units, as the context may require.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any particular provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit” means a fractional, undivided share of the Membership Interests of all Members issued pursuant to ARTICLE IV hereof, excluding, unless otherwise provided herein for specific purposes, any Preferred Unit, Special Member Unit, or any other Member Unit specified as being other than a Common Unit; provided, however, that the Member Interest of the Managing Member and the other Member Interests shall have the differences in rights and privileges as specified in this Agreement.

“Company” has the meaning provided in the preamble hereto.

“Company Loan” has the meaning provided in Section 5.2(d) hereof.

“Company Minimum Gain” means “partnership minimum gain” as defined in Regulations Sections 1.704-2(b)(2) and 1.704-2(d), and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Contributed Property” means each property or other asset contributed to the Company, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Company.

“Conversion Factor” means 1.0, provided that in the event that the Managing Member (i) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the Managing Member shall become Managing Member pursuant to any merger, consolidation or combination of the Managing Member with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

“Covered Related Party” means the Managing Member, any Advisor, any of their respective Affiliates (other than Third Party Joint Venture Partner), any officer, director, stockholder, partner, or employee of the Managing Member, any Advisor, or any of their respective Affiliates (other than a Third Party Joint Venture Partner), any Person serving, directly or indirectly, as an officer, manager, director, member, stockholder, owner, partner, employee, agent or assigns of any Special Purpose Entity or Joint Venture at the request of the Managing Member or any Person who was, at the time of the act or failure to act in question, such a Person.

“Defaulting Member” has the meaning provided in Section 5.2(d) hereof.

“Depreciation” means, for each Fiscal Year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Managing Member.

“Disabling Conduct” means an act or omission by a Person that constitutes fraud (determined under the laws of the State of Delaware), bad faith, gross negligence, intentional misconduct or a knowing violation of law.

“Event of Bankruptcy” as to any Person, means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of its assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates its approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“Excepted Holder Limit” has the meaning provided in the REIT Operating Agreement.

“Exchanged REIT Shares” has the meaning provided in Section 4.8(b) hereof.

“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year.

“Gross Receipts” has the meaning provided in Section 6.2(d) hereof.

“Initial Date” shall mean the date of the initial closing of the initial Offering of the Managing Member.

“Investment Advisor” means the Person or Persons, if any, appointed, employed or contracted with by the Company and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom such Administrative Advisor subcontracts substantially all of such functions, which shall initially be Real Estate Income Investors LLC, appointed as such pursuant to Section 6.2(b).

“Investments” means all investments by the Company in Properties, Loans and all other investments (other than short-term investments acquired for purposes of cash management) in which the Company may acquire an interest, either directly or indirectly, including through ownership interests in a Joint Venture, pursuant to the REIT Operating Agreement of the Managing Member or the investment objectives and policies adopted by the Board of the Managing Member from time to time.

“Joint Venture” means those joint venture, limited liability company, partnership or other entity arrangements in which the Company is a co-venturer or Managing Member established to acquire or hold one or more Investments.

“Loans” means any investments (either through direct origination or acquisition thereof) in loans secured by Real Property and other types of real estate related debt financing, including senior and junior priority secured loans (with such security evidenced by a mortgage or deed of trust), mezzanine loans (secured by partnership or membership interests of an entity directly or indirectly owning Real Property), or other loans related to commercial and non-commercial real estate and may include the origination or acquisition of participations in such loans (either as a senior or junior participant) by the Company, directly, through one or more subsidiaries or through a Joint Venture, consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Managing Member.

“Managing Member” means StartEngine Real Estate REIT 1 LLC, a Delaware limited liability company, and any Person who becomes a substitute or additional Managing Member as provided herein, and any of their successors as Managing Member.

“Managing Member Loan” has the meaning provided in Section 5.2(d) hereof.

“Managing Member Interest” means the entire Membership Interest held by a Managing Member hereof, which Membership Interest may be expressed as a number of Common Units, Preferred Units or any other Member Units.

“Market Price” has the meaning provided in the REIT Operating Agreement.

“Member” means any Managing Member or any Person named as a Member on Exhibit A attached hereto (including, as applicable, the Managing Member), as such exhibit may be amended and restated from time to time, and any Person who becomes a Substitute Member, in such Person’s capacity as a Member of the Company.

“Member Interest” means a Membership Interest of a Member in the Company, other than a Managing Member Interest, representing a fractional part of the Membership Interests (excluding the Managing Member Interest) of all Members and includes any and all benefits to which the holder of such Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Member Interest may be expressed as a number of Common Units, Preferred Units or other Member Units.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Member Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Member Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” means “partner nonrecourse deductions” as defined in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2), and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with Regulations Sections 1.704-2(i)(2).

“Membership Interest” means an ownership interest in the Company held by either a Member or a Managing Member and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more Classes or series of Membership Interests. A Membership Interest may be expressed as a number of Common Units or Preferred Units or other Member Units.

“Membership Tax Payment” has the meaning provided in Section 10.5(d) hereof.

“Member Unit” means a Common Unit, a Preferred Unit, a Special Member Unit or any other unit of a fractional, undivided share of the Membership Interests that the Managing Member has authorized pursuant to ARTICLE IV hereof; provided, however, that Member Units comprising a Managing Member Interest or a Membership Interest shall have the differences in rights and privileges as specified in this Agreement.

“NAV” has the meaning provided in Section 6.2(d) hereof.

“Net Cash Flow” means, with respect to any applicable period, the excess of (a) the sum of (i) all cash or marketable securities received by the Company or any of its subsidiaries from Investments and other assets received during such period, including, but not limited to, litigation proceeds, financing proceeds, insurance proceeds, rents and all other amounts, (ii) all withholding payments withheld from amounts described in clause (i) that are treated as distributed to a Member pursuant to Section 5.2 and (iii) any amounts that were previously retained as Reserves that, during such period, the Managing Member determines, in its reasonable discretion, are no longer needed by the Company, less (b) the sum of (i) all expenses, including Administrative Expenses, and other liabilities and obligations of the Company paid or satisfied during such period relating to the Company’s Investments and other assets, including any taxes not treated as withholding payments distributed to a Member pursuant to Section 5.2, provided, however, that for such purposes, such amounts shall not include any withholding amounts paid or incurred by the Company in such period that are treated as distributed to a Member pursuant to Section 5.2 and (ii) amounts that, during such period, the Managing Member determines, in its reasonable discretion are necessary or appropriate to create or increase Reserves for actual and anticipated expenses and liabilities of the Company, including any fees paid to the Advisors pursuant to Section 6.2(d) and the amount of any actual or anticipated tax withholdings or liabilities (which shall be deemed distributions to Members as further described in Section 5.2).

“New Securities” means (i) any Class of membership interests of the Managing Member, other than the REIT Shares and the Preferred Shares, (ii) rights, options, warrants, or convertible or exchangeable securities that are issued by the Managing Member and have the right to subscribe for or purchase REIT Shares or (ii) any debt issued by the Managing Member that provides any of the rights described in (ii).

“Nonrecourse Deductions” has the meaning provided in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning provided in Regulations Section 1.704-2(b)(3).

“Notice” has the meaning provided in Section 10.6(c) hereof.

“Offering” means any offering and sale of REIT Shares or Preferred Shares of the Managing Member qualified or registered with the Commission pursuant to the Securities Act or issued pursuant to an exemption from the Securities Act.

“Offering Document” means, with respect to any REIT Shares, the prospectus, offering circular, offering memorandum, private placement memorandum or other offering document related to the initial offering of such Shares, approved by the Managing Member, including any Offering Statement.

“Offering Statement” means the most recent offering statement on Form 1-A to be filed by the Managing Member with the Commission and the most recent offering circular to be filed pursuant to Rule 253(g) of the Securities Act pursuant to which the Managing Member is qualified for sale of its REIT Shares under Regulation A of the Securities Act, as such offering statement may be amended or supplemented from time to time, or such other offering statements that the Managing Member may qualify or register under the Securities Act from time to time.

“Ownership Limit” has the meaning provided in the REIT Operating Agreement.

“Partnership Audit Rules” means Sections 6221-6241 of the Code as amended by the Bipartisan Budget Act of 2015 and subsequent legislation, as well as similar rules under the laws of any state or other jurisdiction.

“Partnership Representative” means the Person described in Section 6223(a) of the Code or other provisions of the Partnership Audit Rules (including state or local law).

“Percentage Interest” means the percentage determined by dividing the number of Common Units of a Member by the sum of the Common Units of all Members.

“Person” means any individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c) (17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

“Preferred Return” means for each relevant period, an amount equal to a 6% cumulative, non-compounded, preferred annual return on the aggregate Capital Contributions made by the Members (other than the Special Members) as of the last day of such period, determined by taking into account the dates on which all such Capital Contributions and distributions were made.

“Preferred Shares” means a share of capital stock of the Managing Member now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to REIT Shares.

“Preferred Unit” means a fractional, undivided share of the Membership Interests that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Units that the Managing Member has authorized pursuant to Section 4.2 hereof.

“Profit” and “Loss” means, for each Fiscal Year or other applicable period, an amount equal to the Company’s net taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)                 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit and Loss pursuant to this definition of “Profit” and “Loss” shall be added to such taxable income or loss;

(ii)                Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profit or Loss pursuant to this definition of “Profit” and “Loss” shall be subtracted from such taxable income or loss;

(iii)               In the event the Carrying Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Carrying Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profit and Loss;

(iv)               Gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Carrying Value;

(v)                In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period;

(vi)               To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profit or Loss; and

(vii)              Notwithstanding any other provision of this definition of “Profit” and “Loss”, any items that are specially allocated pursuant to Section 5.1(c) or 5.1(d) hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Sections 5.1(c) and 5.1(d) hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

“Property” or “Properties” means, as the context requires, any or all Real Property or properties acquired by the Company, either directly or indirectly, through Joint Venture arrangements or other partnership or investment interests.

“Real Property” means land, rights in land (including leasehold interests) and any buildings, structures improvements, furnishings fixtures and equipment located on or used in connection with land and rights in interests in land.

“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment required by Section 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Received REIT Shares” has the meaning provided in Section 4.8(b) hereof.

“Record Date” means the record date established by the Managing Member for the distribution of cash pursuant to Section 5.2 hereof, which record date generally shall be the same as the record date established by the Managing Member for a distribution to its members of some or all of its portion of the distribution.

“Regulations” means the Federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“REIT” means a “real estate investment trust” under Sections 856 through 860 of the Code.

“REIT Expenses” means all of the following, but excluding any expenses payable or reimbursable by the Company pursuant to Section 6.2(e): (i) all other costs and expenses relating to the formation and continuity of existence and operation of the Managing Member and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of Managing Member), including taxes, fees and assessments associated therewith, (ii) legal (including Advisor internal allocated legal expenses), accounting and other professional fees, fees relating to the preparation of financial and tax reports, third party appraisals, portfolio valuations, third party audits, and tax returns, (iii) taxes, fees or other governmental charges and all expenses incurred in connection with any tax audit, investigation, settlement or review, (iv) litigation costs, (v) costs of director and officer liability insurance and indemnification or extraordinary expenses or liabilities relating to the affairs of the Managing Member and any Subsidiaries thereof, (vi) indemnification obligations with respect to an Advisor hereunder or under any Advisory Agreement, (vii) interest, fees, and expenses arising out of all permitted borrowings, (viii) all organizational, Offering costs, and expenses relating to the formation of the Managing Member and any Subsidiaries thereof, and the Offering, syndication, and sale of securities, including travel expenses and out-of-pocket expenses in connection with the each closing, legal fees (including Advisor internal allocated legal expenses), placement agent fees and expenses, Offering expenses and accounting fees, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (ix) costs and expenses associated with any repurchase or redemption of any securities by the Managing Member, (x) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the Managing Member under federal, state or local laws or regulations, including filings with the Commission, (xi) costs and expenses associated with compliance by the Managing Member with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (xii) costs and expenses incurred by the Managing Member relating to any issuing or redemption of Members Units, (xiii) all expenses incurred in holding, developing, negotiating, structuring, originating, acquiring and disposing of Investments and prospective Investments (whether or not consummated), including any financing, legal (including Advisor internal allocated legal expenses), accounting, advisory, travel, and consulting expenses in connection therewith, and (xiv) all other operating or administrative costs of the Managing Member incurred in the ordinary course of its business on behalf of or in connection with the Company.

“REIT Operating Agreement” means the Amended and Restated Operating Agreement of Managing Member, as it may be amended, modified, supplemented or restated from time to time.

“REIT Share” means a Common Share of the Managing Member (or the equivalent common equity interest of a successor entity, as the case may be).

“REIT Shares Amount” means, with respect to Tendered Units, a number of REIT Shares equal to the product of the number of Member Units offered for exchange by a Tendering Party, multiplied by the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that in the event the Managing Member issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares.

“REIT Transaction” has the meaning provided in Section 7.1(b) hereof.

“Related Party” means, with respect to any Person, any other Person whose ownership of shares of the Managing Member’s capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).

“Reserves” means the funds set aside and held by the Company or any subsidiary in amounts determined by the Managing Member, to cover the payment of all current or future expenses, liabilities and obligations of the Company or any of its subsidiaries (whether for expense items, capital expenditures, improvements, retirement of indebtedness, operations, or otherwise, and including any fees payable by the Company under this Agreement) and contingencies, known or unknown, liquidated or unliquidated, including liabilities that may be incurred in litigation and Expenses and Liabilities pursuant to the indemnification provisions of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Special Member” means a holder of Special Member Units.

“Special Member Unit” means Member Units designated as Special Member Units issued pursuant to Section 4.2(d) with the rights and obligations provided under this Agreement.

“Special Purpose Entity” means a limited liability company, partnership, or other Person as to which the Company has an Investment directly or indirectly through a Joint Venture or partnership.

“Specified Redemption Date” means the first Business Day of the month that is at least sixty (60) Business Days after the receipt by the Managing Member of a Notice of Redemption.

“StartEngine Platform” means the online investment platform located at www.startengine.com, which is owned and operated by Startengine Crowdfunding Inc., an affiliate of the Administrative Advisor.

“Subsequent Liquidity Event” has the meaning provided in Section 8.5 hereof.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substitute Member” means any Person admitted to the Company as a Member pursuant to Section 9.3 hereof.

“Termination Event” means the termination or withdrawal of the Investment Advisor or the Administrative Advisor pursuant to the terms of Section 6.2(c), or the termination or nonrenewal of any Advisor pursuant to the terms of the relevant Advisory Agreement.

“Third Party Joint Venture Partner” means a joint venture partner in an Investment or a Special Purpose Entity, Joint Venture or any other Person in which the Company has a direct or indirect interest.

“Transfer” has the meaning provided in Section 9.2(a) hereof.

“Value” means the price per share of such REIT Shares, determined based on the Market Price of the REIT Shares or, if not applicable, as otherwise determined by the Managing Member in good faith taking into account: (i) if REIT Shares are Listed, the average closing price per share for the previous thirty (30) Business Days, (ii) if REIT Shares are not Listed, the most recently published net asset value per share or share equivalent of REIT Shares, and (iii) if REIT Shares are not Listed and if no net asset value has been published for REIT Shares, such price per REIT Share of that Class as the management of the Managing Member determines in good faith.

ARTICLE II
FORMATION; IDENTIFICATION

Section 2.1.                Formation.

The Company was formed as a limited liability company pursuant to the Act, and all other pertinent laws of the State of Delaware, for the purposes and upon the terms and conditions set forth in this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Membership Interests shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

Section 2.2.                Name.

The name of the Company is StartEngine Real Estate Management 1 LLC. The words “Limited Liability Company”, “LLC”, or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The business of the Company may be conducted under any other name or names, as determined by the Managing Member. The Managing Member may change the name of the Company at any time and from time to time and shall promptly notify the Members of such change.

Section 2.3.                Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the Managing Member, the address of the registered office of the Company in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801 and the name of the registered agent at that address is The Corporation Trust Company. The principal office of the Company shall be located at 8687 Melrose Ave., 7th Floor (Green Building), West Hollywood, California 90069, or such other place as the Managing Member may from time to time designate with notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member determines to be necessary or appropriate. The Managing Member may cause the Company to be qualified or registered in any jurisdiction in which the Company transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration.

Section 2.4.                Term.

(a)                 The term of the Company shall continue in full force and effect until dissolved upon the first to occur of any of the following events:

(i)                 the occurrence of an Event of Bankruptcy as to a Managing Member or the dissolution, death, removal or withdrawal of a Managing Member unless the business of the Company is continued pursuant to Section 7.3(b) hereof; provided that if a Managing Member is on the date of such occurrence a partnership, the dissolution of such Managing Member as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Company if the business of such Managing Member is continued by the remaining partner or partners, either alone or with additional partners, and such Managing Member and such partners comply with any other applicable requirements of this Agreement;

(ii)                the passage of ninety (90) days after the sale or other disposition of all or substantially all of the assets of the Company (provided that if the Company receives an installment obligation as consideration for such sale or other disposition, the Company shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such obligations are paid in full); or

(iii)               the election by the Managing Member that the Company should be dissolved.

(b)                 Upon dissolution of the Company (unless the business of the Company is continued pursuant to Section 7.3(b) hereof), the Managing Member (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate of Formation and liquidate the Company’s assets and apply and distribute the proceeds thereof in accordance with Section 5.6 hereof. Notwithstanding the foregoing, the liquidating Managing Member may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Company (including those necessary to satisfy the Company’s debts and obligations), or (ii) distribute the assets to the Members in kind.

Section 2.5.                Filing of Certificate of Formation and Other Documents.

The Managing Member shall execute, acknowledge, record and file at the expense of the Company, any and all amendments to the Certificate of Formation and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Company to be treated as a limited liability company under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Company conducts business.

ARTICLE III
BUSINESS OF THE company

The purpose and nature of the business to be conducted by the Company is (i) to conduct any business that may be lawfully conducted by a limited liability company organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the Managing Member at all times to qualify as a REIT, unless the Managing Member otherwise ceases to qualify as a REIT, and in a manner such that the Managing Member will not be subject to any taxes under Section 857 (except with regards to capital gains that the Company retains) or 4981 of the Code, or taxation as a corporation as a result of being classified as a "publicly traded partnership" pursuant to Section 7704 of the Code, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. Notwithstanding the foregoing, the Members agree that the Managing Member may terminate its status as a REIT under the Code at any time to the full extent permitted under the REIT Operating Agreement. The Managing Member on behalf of the Company shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Company will not be classified as a "publicly traded partnership" that is taxable as a corporation under Section 7704 of the Code.

ARTICLE IV
CAPITAL CONTRIBUTIONS AND ACCOUNTS

Section 4.1.                Capital Contributions.

The Members have heretofore made Capital Contributions to the Company. In addition, the Special Members made a Capital Contribution to the Company in exchange for Special Member Units. Each Member owns Member Units in the amount set forth for such Member on Exhibit A and shall have a Percentage Interest in the Company as set forth in Exhibit A, as the same may be amended from time to time by the Managing Member to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Member Units, or similar events having an effect on a Member’s ownership of Member Units.

Section 4.2.                Additional Capital Contributions and Issuances of Additional Member Units.

Except as provided in this Section 4.2 or in Section 4.3 or applicable law, the Members shall have no right or obligation to make any additional Capital Contributions or loans to the Company.

(a)                 The Managing Member is hereby authorized to cause the Company to issue additional Member Units for any Company purpose at any time or from time to time to the Members (including the Managing Member) or to other Persons for such consideration and on such terms and conditions as shall be established by the Managing Member in its sole and absolute discretion, all without the approval of any other Member. Any additional Member Units issued thereby may be issued in one or more Classes (including the Classes specified in this Agreement), or one or more series of any of such Classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, all as shall be determined by the Managing Member in its sole and absolute discretion and without the approval of any other Member, subject to Delaware law, including, (i) the allocations of items of Company income, gain, loss, deduction and credit to each such Class or series of Member Units; (ii) the right of each such Class or series of Member Units to share in Company distributions; and (iii) the rights of each such Class or series of Member Units upon dissolution and liquidation of the Company. Without limiting the foregoing, the Managing Member is expressly authorized to cause the Company to issue Member Units for less than fair market value, so long as the Managing Member concludes in good faith that such issuance is in the best interests of the Managing Member and the Company. In the event that the Company issues additional Member Units pursuant to this Section 4.2(a), the Managing Member shall make such revisions to this Agreement as it deems necessary to reflect the issuance of such additional Member Units.

(b)                 No additional Member Units shall be issued to the Managing Member unless (i) the additional Member Units are issued to all Members holding Common Units in proportion to their respective Percentage Interests; (ii) (a) the additional Member Units are (x) Member Units so issued in connection with an issuance of REIT Shares, or (y) Member Units issued in connection with an issuance of Preferred Shares or New Securities (other than REIT Shares), which Preferred Shares or New Securities have designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the additional Member Units issued to the Managing Member, and (b) the Managing Member contributes to the Company the cash proceeds or other consideration received in connection with the issuance of such REIT Shares, Preferred Shares or New Securities; or (iii) the additional Member Units are issued upon the conversion, redemption or exchange of debt, Member Units or other securities issued by the Company.

(c)                 The Managing Member shall not issue any additional REIT Shares, Preferred Shares or New Securities unless the Managing Member contributes the cash proceeds or other consideration received (if any) from the issuance of such additional REIT Shares, Preferred Shares, or New Securities, as the case may be, and from the exercise of any rights contained in any New Securities, to the Company in exchange for (x) in the case of an issuance of REIT Shares, Common Units, or (y) in the case of an issuance of Preferred Shares or New Securities, Member Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred Shares or New Securities; provided, however, that notwithstanding the foregoing, the Managing Member may issue REIT Shares, Preferred Shares or New Securities (a) pursuant to the terms of any Preferred Units or of other Member Units other than Common Units, (b) pursuant to a dividend or distribution (including any stock split) of REIT Shares, Preferred Shares or New Securities to the holders of REIT Shares, Preferred Shares or New Securities, as the case may be, (c) upon a conversion, redemption or exchange of Preferred Shares, (d) upon a conversion, redemption, exchange or exercise of New Securities, or (e) in connection with an acquisition of a property or other asset to be owned, directly or indirectly, by the Managing Member if the Managing Member determines that such acquisition is in the best interest of the Company. In the event of any issuance of additional REIT Shares, Preferred Shares or New Securities by the Managing Member, and the contribution to the Company, by the Managing Member, of the cash proceeds or other consideration received from such issuance, if the cash proceeds actually received by the Managing Member are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the Managing Member shall be deemed to have made a Capital Contribution to the Company in the amount equal to the sum of the cash proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the Managing Member (which discount and expense shall be treated as an expense for the benefit of the Company), and any such expenses shall be allocable solely to the Class of Member Units issued to the Managing Member at such time.

(d)           The Company issued Special Member Units to the Administrative Advisor and the Investment Advisor in exchange for the cash contributions reflected on Exhibit A hereto and for services performed or to be performed for the Company and its Subsidiaries by such Advisors or their Affiliates, and admitted such Persons as Special Members. The Special Members shall be entitled to certain distributions as provided in Section 5.2 and certain preferential allocations of items of income and gain under Section 5.1. The Special Member Units will be subject to the transfer restrictions set forth in ARTICLE IX and will be subject to redemption pursuant to Section 8.5.

Section 4.3.           Additional Funding.

If the Managing Member determines that it is in the best interests of the Company to provide for additional Company funds (“Additional Funds”) for any Company purpose, the Managing Member may cause the Company to obtain such funds from outside borrowings.

Section 4.4.           Capital Accounts.

(a)           The Company shall maintain for each Member a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Each Member’s Capital Account shall be increased by (i) the amount of such Member’s Capital Contributions and (ii) Profit allocated to such Member and all items of Company income and gain allocated to such Member pursuant to Sections 5.1(c) and 5.1(d) and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Member pursuant to this Agreement and (y) Loss allocated to such Member and all items of Company deduction and loss allocated to such Member pursuant to Section 5.1(c).

(b)           In the event any interest in the Company is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(c)            The provisions of the Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company, the Managing Member, or the Members) are computed in order to comply with such Regulations, the Managing Member may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person upon the dissolution of the Company. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) and (ii) make appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or 1.704-2.

Section 4.5.           No Interest on Contributions.

No Member shall be entitled to interest on its Capital Contribution.

Section 4.6.           Return of Capital Contributions.

No Member shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Company, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Member or withdrawn Member any part of such Member’s Capital Contribution for so long as the Company continues in existence.

Section 4.7.           No Third Party Beneficiary.

No creditor or other third party having dealings with the Company shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members. In addition, it is the intent of the parties hereto that no distribution to any Member shall be deemed a return of money or other Property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to return such money or Property, such obligation shall be the obligation of such Member and not of the Managing Member. Without limiting the generality of the foregoing, a deficit Capital Account of a Member shall not be deemed to be a liability of such Member nor an asset or Property of the Company.

Section 4.8.           Redemption and Exchanges of REIT Shares.

(a)            Redemptions. If, at any time, any REIT Shares, Preferred Shares or New Securities of the Managing Member are redeemed by the Managing Member for cash, the Company shall, immediately prior to such redemption, redeem an equal number of equivalent Member Units (taking into account any relevant Conversion Factor for that Class of Member Units) held by the Managing Member that have the same Class designation as the redeemed REIT Shares, Preferred Shares or New Securities, upon the same terms and for the same price per Member Unit as such redeemed REIT Shares, Preferred Shares or New Securities, as applicable.

(b)           Exchanges. If the Managing Member exchanges any REIT Shares, Preferred Shares or New Securities (“Exchanged REIT Shares”) for shares of the Managing Member of a different Class (“Received REIT Shares”), then the Managing Member shall, and shall cause the Company to, exchange a number of Member Units having the same Class designation as the Exchanged REIT Shares, as determined based on the application of the Conversion Factor for that Class of Member Units, for Member Units having the same Class designation as the Received REIT Shares on the same terms that the Managing Member exchanged the Exchanged REIT Shares. The exchange of Member Units shall occur automatically after the close of business on the applicable date of the exchange of Exchanged REIT Shares, as of which time the holder of the Class of Member Units having the same designation as the Exchanged REIT Shares shall be credited on the books and records of the Company with the issuance, as of the opening of business on the next day, of the applicable number of Member Units having the same designation as the Received REIT Shares.

ARTICLE V
PROFITS AND LOSSES; DISTRIBUTIONS

Section 5.1.           Allocation of Profit and Loss.

Profit and Loss of the Company shall be determined and allocated with respect to each Fiscal Year as of the end of each such year, provided that the Managing Member may in its discretion allocate Profit and Loss for a shorter period as of the end of such period (and, for purposes of this ARTICLE V, references to the term “Fiscal Year” may include such shorter periods).

(a)           Profit. After giving effect to the special allocations in Sections 5.1(c) and 5.1(d), Profit of the Company for each Fiscal Year or other applicable period of the Company shall be allocated to the Members in the following order and priority:

(i)                   Profit shall be allocated to the Managing Member until the cumulative Profit allocated to the Managing Member pursuant to this Section 5.1(a)(i) equals the cumulative Loss allocated to the Managing Member pursuant to Section 5.1(b).

(ii)                 Profit shall be allocated to the Members (other than the Special Members) in accordance with their Percentage Interests.

(b)           Loss. After giving effect to the special allocations in Sections 5.1(c) and 5.1(d), Loss of the Company for each Fiscal Year or other applicable period of the Company shall be allocated to the Members (including the Managing Member but excluding the Special Members) in accordance with their Percentage Interests, provided that Loss shall not be allocated to a Member pursuant to this Section 5.1(b) to the extent that such allocation would cause or increase an Adjusted Capital Account Deficit at the end of any fiscal year.

(c)            Special Allocations. The following regulatory allocations shall be made in the following order and priority:

(i)                   Minimum Gain Chargeback. Notwithstanding the provisions of Section 5.1 of the Agreement, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 5.1(c)(i) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)                 Member Minimum Gain Chargeback. Notwithstanding any other provision of Section 5.1 of this Agreement, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704- 2(i)(4). This Section 5.1(c)(ii) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii)                Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-I(b)(2)(ii)(d)(6) and such Member has an Adjusted Capital Account Deficit, items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for the Fiscal Year) shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 5.1(c)(iii) is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv)                No Excess Deficit. To the extent that any Member has or would have, as a result of an allocation of Net Loss (or item thereof), an Adjusted Capital Account Deficit, such amount of Net Loss (or item thereof) shall be allocated to the other Members in accordance with Section 5.1(b), but in a manner which will not produce an Adjusted Capital Account Deficit as to such Member. To the extent such allocation would result in all Members having Adjusted Capital Account Deficits, such Net Loss (or item thereof) shall be allocated to the Managing Member.

(v)                 Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members (other than the Special Member) in accordance with their respective Percentage Interests. If the Managing Member determines in its good faith discretion that the Company’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Managing Member is authorized, upon notice to the Member, to revise the prescribed ratio for such Fiscal Year to the numerically closest ratio which would satisfy such requirements.

(vi)                Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

(vii)               Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

(d)           Priority Allocations to the Special Members. Notwithstanding the provisions of Sections 5.1(a) and 5.1(b) above, the Special Members shall be allocated on a priority basis items of income or gain (including but not limited to net capital gain realized in connection with the adjustment to the Carrying Value of Company assets under Section 704(b) of the Code) on a cumulative basis pursuant to this Section 5.1(d) in an amount equal to the amount of distributions made (or in connection with a winding up or liquidation of the Company, to be made) to such Special Member.

(e)            Recapture Income. Any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Section 5.1(c), be characterized as Recapture Income in the same proportions and to the same extent as such Members have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(f)            Allocations Between Transferor and Transferee. If a Member transfers any part or all of its Member Unit or if Percentage Interests vary during a Fiscal Year, the Managing Member, in its sole and absolute discretion, shall determine which method authorized under the Code and the Regulations shall be used to allocate the distributive shares.

(g)           Allocations for Tax Purposes. All allocations for federal income tax purposes shall be consistent with all allocations in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The Managing Member shall have the authority to elect the method to be used by the Company for allocating items of income, gain, and expense as required by Section 704(c) of the Code including a method that may result in a Member receiving a disproportionately larger share of the Company tax depreciation deductions, and such election shall be binding on all Members.

(h)           Revisions to Allocations to Reflect Issuance of Additional Member Units. In the event that the Company issues additional Member Units to the Managing Member or any additional Member pursuant to ARTICLE IV hereof, the Managing Member shall make such revisions to this Section 5.1 as it deems necessary to reflect the terms of the issuance of such additional Member Units, including making preferential allocations to classes of Member Units that are entitled thereto. Such revisions shall not require the consent or approval of any other Member.

Section 5.2.           Distributions.

(a)           The Managing Member shall review, on a monthly basis, beginning on the month-end date following the 90th calendar day following the Initial Date, the Company’s financial performance to determine whether there exists Net Cash Flow available for distribution. The Managing Member will be entitled to exercise discretion in making such computations, since the amount of the Net Cash Flow will depend, among other things, upon the Managing Member’s assessment as to whether available cash flow should be used to fund the Company’s indebtedness, obligations and liabilities, and to be set aside for Reserves. The Managing Member’s decisions regarding such computations shall be final and binding upon all Members.

(b)           The Company shall distribute the Net Cash Flow for a particular calendar year as follows:

(i)                   If Net Cash Flow is sufficient, Members holding Common Units shall receive their Preferred Return (and any Preferred Return that accrued with respect to a prior calendar year but has not yet been distributed); and

(ii)                 Any excess Net Cash Flow shall be distributed as follows:

(A)                50% to holders of Common Units;

(B)                 50% to the holders of Special Member Units (half of which shall go to the Investment Manager, and half of which shall go to the Administrative Manager).

(c)            The Company generally intends, but is not required, to distribute enough each month to the Managing Member to satisfy the amount of Preferred Return that has accrued. In addition, the Company intends, but is not required, to distribute any additional amounts to the Managing Member on a quarterly basis, where such additional amounts may be credited to the Preferred Return that accrues for that year (including for periods that occur after the distribution is made) or that accrued for a prior year, with any excess being credited to the amount of excess Net Cash Flow distributed under Section 5.2(b)(ii)(A).

(d)           No distributions shall be made to the holders of Special Member Units with respect to a calendar year until the holders of Common Units have received distributions of the full amount of Preferred Return that has accrued for that year (or has accrued for a prior year but not been paid) under Section 5.2(b)(i). Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law including, pursuant to Sections 1441, 1442, 1445, 1446, 1471, 1472 and 3406 of the Code. To the extent that the Company is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Member equals or exceeds the amount required to be withheld by the Company, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Member, or (ii) if the actual amount to be distributed to the Member is less than the amount required to be withheld by the Company, the actual amount shall be treated as a distribution of cash in the amount of such withholding and the additional amount required to be withheld shall be treated as a loan (a “Membership Loan”) from the Company to the Member on the day the Company pays over such amount to a taxing authority. A Membership Loan shall be repaid through withholding by the Company with respect to subsequent distributions to the applicable Member or assignee. In the event that a Member (a “Defaulting Member”) fails to pay any amount owed to the Company with respect to the Membership Loan within fifteen (15) days after demand for payment thereof is made by the Company on the Member, the Managing Member, in its sole and absolute discretion, may elect to make the payment to the Company on behalf of such Defaulting Member. In such event, on the date of payment, the Managing Member shall be deemed to have extended a loan (a “Managing Member Loan”) to the Defaulting Member in the amount of the payment made by the Managing Member and shall succeed to all rights and remedies of the Company against the Defaulting Member as to that amount. Without limitation, the Managing Member shall have the right to receive any distributions that otherwise would be made by the Company to the Defaulting Member until such time as the Managing Member Loan has been paid in full, and any such distributions so received by the Managing Member shall be treated as having been received by the Defaulting Member and immediately paid to the Managing Member. Any amounts treated as a Membership Loan or a Managing Member Loan pursuant to this Section 5.2(d) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Company or the Managing Member, as applicable, is deemed to extend the loan until such loan is repaid in full.

(e)            In the event that the Company issues additional Member Units to the Managing Member or any Member or other Person pursuant to ARTICLE IV hereof, the Managing Member shall make such revisions to this Section 5.2 as it deems necessary to reflect the issuance of such additional Member Units.

(f)            Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

Section 5.3.           REIT Distribution Requirements.

The Managing Member shall use its commercially reasonable efforts to cause the Company to distribute amounts sufficient to enable the Managing Member to make distributions to its members that will allow the Managing Member to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.

Section 5.4.           No Right to Distributions in Kind.

No Member shall be entitled to demand Property other than cash in connection with any distributions by the Company.

Section 5.5.           Limitations on Return of Capital Contributions.

Notwithstanding any of the provisions of this ARTICLE V, no Member shall have the right to receive, and the Company shall not have the right to make, a distribution that includes a return of all or part of a Member’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Company liabilities, other than the liabilities to a Member for the return of its Capital Contribution, does not exceed the fair market value of the Company’s assets.

Section 5.6.                Distributions Upon Liquidation.

Upon liquidation of the Company, after payment of, or adequate provision for, debts and obligations of the Company, including any Member loans, any remaining assets of the Company shall be distributed to all Members in accordance with their Capital Accounts. To the extent deemed advisable by the Managing Member, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

Section 5.7.                Substantial Economic Effect.

It is the intent of the Members that the allocations of Profit and Loss under this Agreement have substantial economic effect (or be consistent with the Members’ interests in the Company in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. ARTICLE V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

ARTICLE VI
RIGHTS, OBLIGATIONS AND POWERS OF THE MANAGING MEMBER

Section 6.1.                Management of the Company.

(a)                 Except as otherwise expressly provided in this Agreement, the Managing Member shall have full, complete and exclusive discretion to manage and control the business of the Company for the purposes herein stated, and shall make all decisions affecting the business and assets of the Company. Subject to the restrictions specifically contained in this Agreement, the powers of the Managing Member shall include the authority to take the following actions on behalf of the Company:

(i)                   to acquire, purchase, own, operate, lease and dispose of any Investments that the Managing Member determines are necessary or appropriate or in the best interests of the business of the Company;

(ii)                 to construct buildings and make other improvements on any owned or leased Properties that the Managing Member determines necessary or appropriate or in the best interests of the business of the Company;

(iii)                to authorize, issue, sell, redeem or otherwise purchase any Member Units or any securities (including secured and unsecured debt obligations of the Company, debt obligations of the Company convertible into any Class or series of Member Units, or options, rights, warrants or appreciation rights relating to any Member Units) of the Company;

(iv)                to borrow or lend money for the Company, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Company’s assets;

(v)                 to pay, either directly or by reimbursement, for all Administrative Expenses of the Company to third parties or to the Managing Member or its Affiliates, including any Advisor, as set forth in this Agreement and any Advisory Agreement;

(vi)                to guarantee or become a co-maker of indebtedness of the Managing Member or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Company’s assets;

(vii)               to use assets of the Company (including cash on hand) for any purpose consistent with this Agreement, including payment, either directly or by reimbursement, of all operating costs and general administrative expenses of the Managing Member, the Company or any Subsidiary thereof, to third parties or to the Managing Member or its Affiliates as set forth in this Agreement and any Advisory Agreement;

(viii)              to lease all or any portion of any of the Company’s assets, whether or not the terms of such leases extend beyond the termination date of the Company and whether or not any portion of the Company’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the Managing Member may determine;

(ix)                 to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Company, on such terms and in such manner as the Managing Member may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Members, the Company, or the Company’s assets;

(x)                  to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Company’s assets or any other aspect of the Company business;

(xi)                 to make or revoke any election permitted or required of the Company by any taxing authority;

(xii)                to maintain such insurance coverage for public liability, fire and casualty, directors and officers of the Managing Member (including directors and officers insurance and professional liability insurance), and any and all other insurance for the protection of the Company, for the conservation of Company assets, or for any other purpose convenient or beneficial to the Company, in such amounts and such types, as it shall determine from time to time;

(xiii)               to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property or to distribute the same;

(xiv)              to establish one or more divisions of the Company, to hire and dismiss employees of the Company or any division of the Company, and to retain legal counsel, accountants, consultants, real estate brokers, appraisers, servicing agents and such other Persons, as the Managing Member may deem necessary or appropriate in connection with the Company business and to pay therefor such remuneration as the Managing Member may deem reasonable and proper;

(xv)               to retain other services of any kind or nature in connection with the Company business, and to pay therefor such remuneration as the Managing Member may deem reasonable and proper;

(xvi)              to negotiate and conclude agreements on behalf of the Company with respect to any of the rights, powers and authority conferred upon the Managing Member;

(xvii)             to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Company;

(xviii)            to distribute Company cash or other Company assets in accordance with this Agreement;

(xix)               to form or acquire an interest in, and contribute Property to, any further limited partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including the acquisition of interests in, and the contributions of Property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xx)                to establish Company reserves for working capital, capital expenditures, contingent liabilities, or any other valid Company purpose;

(xxi)               to merge, consolidate or combine the Company with or into another Person;

(xxii)              to do any and all acts and things necessary or prudent to ensure that the Company will not be classified as a “publicly traded partnership” that is taxable as a corporation under Section 7704 of the Code; and

(xxiii)             to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the Managing Member deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Company (including all actions consistent with allowing the Managing Member at all times to qualify as a REIT unless the Managing Member voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a Managing Member as provided by the Act.

(b)           Except as otherwise provided herein, to the extent the duties of the Managing Member require expenditures of funds to be paid to third parties, the Managing Member shall not have any obligations hereunder except to the extent that Company funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the Managing Member, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Company.

Section 6.2.           Delegation of Authority.

(a)            The Managing Member may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Company, which Person may, under supervision of the Managing Member, perform any acts or services for the Company as the Managing Member may approve.

(b)            The Managing Member hereby delegates to the Investment Advisor and the Administrative Adviser the duties set forth in Exhibit B and Exhibit C, respectively. Except as may otherwise be required by law or this Agreement, the determination as to any of the matters set forth in such exhibits, made in good faith by an Advisor, or pursuant to the direction of the Managing Member, consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and every Member.

(i)            Each such Advisor shall have the power to:

(A)                delegate any or all of its rights and obligations under this Agreement to such officers, employees, Affiliates, agents and representatives of such Advisor as it may deem appropriate; and

(B)                 investigate, select, and, on behalf of the Company, engage and conduct business with such persons as such Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by such Advisor necessary or desirable for the performance of any of the services authorized to be performed by such Advisor hereunder.

(c)            Each Advisor will serve as Advisor for an indefinite term, but each Advisor may be removed by the Managing Member at any time, with or without cause, or may choose to withdraw as Advisor, and any such removal or withdrawal will constitute a Termination Event. In the event of the removal or withdrawal of any Advisor, the Managing Member will select a successor Advisor. Such removed or withdrawn Advisor will cooperate with the Company and take all reasonable steps to assist in making an orderly transition of the management function. No other Member, individually or collectively, shall have the power to remove an Advisor.

(d)           Fees Payable to the Investment Advisor and the Administrative Advisor appointed pursuant to Section 6.2(b). The Advisors or their respective Affiliates shall be entitled to receive the fees set forth in this Section 6.2(d) in connection with services provided hereunder and under the REIT Operating Agreement. Each Advisor or its Affiliates, in their sole discretion may defer or waive any fee payable to it under this Agreement. All or any portion of any deferred fees will be deferred without interest and paid when such Advisor determines.

(i)            Asset Management Fee. On a quarterly basis beginning on the first quarter end date following the one year anniversary of the Initial Date, the Company shall pay the Advisors or their Affiliates an asset management fee, payable quarterly in arrears.

(A)               The asset management fees payable to the Administrative Advisor shall equal an annualized rate of 0.25% of the Asset Base and the asset management fee payable to the Investment Advisor shall equal an annualized rate of 0.25% of the Asset Base.

(B)               “Asset Base” means, until December 31, 2022, the aggregate Capital Contributions of the Members hereunder as of the end of each quarter and thereafter means the Company’s NAV at the end of each prior annual period (or such other period as determined by the Managing Member).

(C)               “NAV” means the Company’s net asset value using a process that reflects, among other matters, (1) estimated values of each of the Company’s real estate assets and Investments, as determined by the Managing Member, based upon information provided by the Investment Advisor’s asset management team, and including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, (b) with respect to debt, if any, default rates, discount rates and loss severity rates, and (c) in certain instances reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of the Company’s periodic distributions and (4) estimated accruals of the Company’s operating revenues and expenses, including any Reserves. The Investment Advisor may, in its discretion, retain an independent valuation expert to provide annual valuations of the real estate assets and Investments to the Managing Member, including related liabilities, to be set forth in individual appraisal reports of the underlying real estate, and to update such reports if the Investment Advisor, in its discretion, determines that a material event has occurred the may materially affect the value of the Company’s real estate assets and investments, including related liabilities.

(D)                The asset management fee shall be determined by the Managing Member, in its sole discretion.

(ii)           Acquisition Fees. The Company will pay the Investment Advisor or its Affiliate 1.0% of the purchase price of any real estate properties acquired, directly or indirectly, by the Company, excluding any acquisition and origination expenses.

(iii)          Property Management Fee. During such time as the Investment Advisor or its Affiliates directly manages any of the real estate assets owned, directly or indirectly, by the Company, the Company will pay the Investment Advisor or such Affiliate a monthly property management fee related to such real estate assets equal to a percent of the Gross Receipts per month, which percentage shall be no greater than 5% and no less than 2% as determined by the Managing Member. No Property Management Fee shall be paid to the Investment Advisor or its Affiliates with respect to any real estate assets managed by a third party which is not an Affiliate of any Advisor. “Gross Receipts” shall mean (i) receipts from the leasing of rentable space in any property owned, directly or indirectly, by the Company; (ii) receipts from lease rental escalations, late charges and/or cancellation fees; (iii) receipts from tenants for reimbursable operating expenses; (iv) receipts from concessions granted or services provided at any property owned, directly or indirectly, by the Company (including, but not limited to, parking lot collections, if any); (v) other miscellaneous operating receipts; (vi) proceeds from rent or business interruption insurance; (vii) any percentage rents collected; and (viii) all common area maintenance charges. Gross Receipts excludes: (i) tenants’ security deposits until the same are forfeited by the person making such deposits; (ii) property damage insurance proceeds; and (iii) any award or payment made by any governmental authority in connection with the exercise of any right of eminent domain.

(e)                 The Company shall pay or reimburse the Advisors and their Affiliates for the following expenses incurred in connection with the services provided hereunder and under the REIT Operating Agreement:

(i)                   Formation Expenses. (A) All third party charges and out-of-pocket costs and expenses incurred by the Company, the Managing Member or any Advisor and its Affiliates in connection with the formation of the Company or the Managing Member, the issuance of Member Units, the Offering of Shares by the Managing Member, the admission of Members in the Company and the admission of investors in the Managing Member, including, without limitation, travel, legal, accounting, filing, advertising and all other expenses incurred in connection with the offer and sale of Shares by the Managing Member and the issuance of Member Units in the Company; provided, however, that maximum amount that shall be payable in aggregate to Advisors and Affiliate thereof as reimbursement hereunder on an annual basis shall be no more than 2% of the aggregate gross proceeds of an Offering of Shares by the Managing Member, allocated pro rata based on the amount of expenses that need to be reimbursed.

(ii)                 Operating Expenses. All third party charges and out-of-pocket costs and expenses incurred by the Advisors or their Affiliates that are related to the operations of the Company or the Managing Member, including, without limitation, those related to (i) forming and operating Subsidiaries, (ii) costs incurred to present any investment opportunities to the Managing Member, (iii) the acquisition, ownership, management, financing, hedging of interest rates on financings, or sale of Investments, (iv) meetings with or reporting to Members or members of the Managing Member, (v) accounting, auditing, research, consulting, tax return preparation (including preparation of Schedules K-1), financial reporting, and legal services, risk management services and insurance, including without limitation to protect the Company, the Managing Member, each Advisor, its Affiliates, and other Members in connection with the performance of activities related to Company and the Managing Member, (vi) the Company’s indemnification of the Covered Related Parties pursuant to this Agreement or the Managing Member’s indemnification of Indemnified Persons pursuant to the REIT Operating Agreement (vii) litigation, (viii) borrowings of the Company or the Managing Member, (ix) liquidating the Company or the Managing Member, (x) any taxes, fees or other governmental charges levied against the Company or the Managing Member and all expenses incurred in connection with any tax audit, investigation, settlement or review of the Company, (xi) travel costs associated with monitoring, managing or disposing of Investments, and (xii) the costs of any third parties retained to provide services to Company or the Managing Member.

(iii)                Special Servicing Expenses. All expenses incurred by either Advisor or its Affiliates that are related to special servicing of the Company’s non-performing assets, including, but not limited to, reimbursement of non-ordinary expenses and employee time required for such Advisor to special service the Company’s non-performing assets. Whether an asset is deemed to be non-performing is in the discretion of Managing Member.

The Company shall not be required to pay, and neither Advisor shall be entitled to reimbursement for, (i) ordinary and usual office overhead expenses of the Advisor or any of its Affiliates (including rent, etc.), (ii) salaries or other compensation of the employees of the Advisor or any of its Affiliate, (iii) expenses of the Advisor’s or any of its Affiliate’s registration as an investment adviser or other compliance with the U.S.  Investment Advisers Act of 1940, as amended, or any corresponding state law or (iv) in the case of the Administrative Advisor, any fees in connection with the Company’s or the Managing Member’s use of the StartEngine Platform.

(f)                  It is acknowledged that either Advisor may form other investment vehicles that will have similar investment strategies to the Company. Any of the expenses referred to in Section 6.2(e) and corresponding expenses relating to such vehicles shall be allocated among the Company and such vehicles in such manner as the relevant Advisor deems equitable. Generally, expenses that relate to a particular investment will be borne by the investment vehicle directly making that investment so that other participating investment vehicles bear their pro rata shares, although such Advisor may allocate them pro rata among such entities. Generally, expenses that relate only to a particular investment vehicle shall be allocated to such investment vehicle. Each Member other than the Managing Member, the Special Members and Affiliates thereof shall be solely responsible for all costs and expenses incurred by such Member in considering and maintaining an investment in the Company, including any legal, accounting, advisory or other costs.

Section 6.3.                Indemnification and Exculpation of Indemnitees.

(a)                 The Company shall indemnify all Covered Related Parties from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except for any losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements which have been finally determined by a court of competent jurisdiction to be primarily attributable to the Disabling Conduct of such Covered Related Party. Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Company.

(b)                 The Company shall reimburse a Covered Related Party for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Company of (i) a written affirmation by the Covered Related Party of the Covered Related Party’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Section 6.3 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c)                 The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to any Covered Related Party who has ceased to serve in such capacity.

(d)                 The Company may purchase and maintain insurance, including directors and officers insurance and professional liability insurance, on behalf of the Covered Related Parties and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)                 In no event may a Covered Related Party subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(f)                  A Covered Related Party shall not be denied indemnification in whole or in part under this Section 6.3 because the Covered Related Party had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(g)                 The provisions of this Section 6.3 are for the benefit of the Covered Related Parties, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(h)                 Notwithstanding the foregoing, the Company may not indemnify or hold harmless any Covered Related Party for any liability or loss which have been finally determined by a court of competent jurisdiction to be primarily attributable to the Disabling Conduct of such Covered Related Party.

Section 6.4.                Liability of the Managing Member and the Advisors.

(a)                 No Covered Related Party shall be liable, responsible or accountable, whether directly or indirectly, in contract, tort or otherwise, to the Company, any Joint Venture, any other Person in which the Company has a direct or indirect interest or any Member (or any Affiliate thereof) for any losses, claims, damages or liabilities asserted against, suffered or incurred by the Company, any Joint Venture, any other Person in which the Company has a direct or indirect interest or any Member (or any of their respective Affiliates) arising from any act or failure to act by the Covered Related Party in connection with this Agreement or the Company’s business or affairs (including any error in judgment in making any investment decisions and any activity of the type or character disclosed or contemplated in ARTICLE VI), including losses due to the negligence of brokers or other agents of the Company, except for any losses, claims, damages or liabilities which have been finally determined by a court of competent jurisdiction to be primarily attributable to the Disabling Conduct of such Covered Related Party. The foregoing shall not affect the Managing Member’s obligation to correct any allocations to the Capital Accounts of the Members or distributions if such allocations or distributions were not made in accordance with this Agreement. The Members expressly acknowledge that the Managing Member and the Advisors are acting on behalf of the Company, itself and its stockholders collectively, that the Managing Member and the Advisors are under no obligation to consider the separate interests of the other Members (including the tax consequences to such Members or the tax consequences of some, but not all, of such Members) in deciding whether to cause the Company to take (or decline to take) any actions.

(b)                 For purposes of this Agreement, no action or failure to act on the part of any Covered Related Party in connection with the management or conduct of its business and affairs or the business and affairs of any other Covered Related Party which involve a conflict of interest with (i) the Company, (ii) an Investment, (iii) any Person in which the Company has a direct or indirect interest, or (iv) any Member (or any of their respective Affiliates), or which are specified in or contemplated by the Offering Document, or in which such Covered Related Party realizes a profit or has an interest, shall constitute, per se, bad faith, gross negligence, intentional misconduct, a material breach of this Agreement or a knowing violation of law.

(c)                 Notwithstanding the foregoing provisions of this Section 6.4, no Covered Related Party shall be liable to the Company and any other Person in which the Company has a direct or indirect interest or any Member (or any Affiliate thereof) for any action taken or failure to act by any other Covered Related Party.

(d)                 Any Covered Related Party may (in its own name or in the name of the Company) consult with counsel, accountants and other professional advisors in respect of the affairs of the Company and any other Person in which the Company has a direct or indirect interest and each Covered Related Party shall be deemed not to have acted in bad faith or engaged in intentional misconduct with respect to any action or failure to act and shall be fully protected and justified in so acting or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel, accountants, or other professional advisors, except for actions or failures to act by such Covered Related Parties which constitute a knowing violation of law; provided that such counsel, accountants, and advisors were selected with reasonable care.

(e)                 To the extent that, at law or in equity, the Managing Member or an Advisor has duties (including fiduciary duties) and liabilities relating thereto to the Company or to another Member, the Managing Member or such Advisor acting under this Agreement shall not be liable to the Company or to any such other Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of the Managing Member or the Advisors otherwise existing at law or in equity, are agreed by the Members to modify to that extent such other duties and liabilities of the Managing Member and the Advisors.

(f)                  Notwithstanding any other provisions of this Agreement or the Act, any action of the Managing Member or an Advisor on behalf of the Company or any decision of the Managing Member or an Advisor to refrain from acting on behalf of the Company, undertaken in the good faith belief that such action or omission is necessary or advisable in order to (i) protect the ability of the Managing Member to continue to qualify as a REIT or (ii) to prevent the Managing Member from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Members.

(g)                 Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member’s or Advisor’s liability to the Company and the other Members under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

Section 6.5.                Reimbursement of Managing Member.

(a)                 Except as provided in this Section 6.5 and elsewhere in this Agreement (including the provisions of ARTICLE V and ARTICLE VI regarding distributions, payments, and allocations to which it may be entitled), the Managing Member shall not be compensated for its services as Managing Member of the Company.

(b)                 The Managing Member shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine in its sole and absolute discretion, for all Administrative Expenses incurred by the Managing Member. Reimbursement of Administrative Expenses shall be treated as an expense of the Company and not as distributions of allocable income.

Section 6.6.                Employment or Retention of Affiliates.

(a)                 Any Affiliate of the Managing Member may be employed or retained by the Company and may otherwise deal with the Company (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Company any compensation, price, or other payment therefor which the Managing Member determines to be fair and reasonable.

(b)                 The Company may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions established in the sole and absolute discretion of the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)                 The Company may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the Managing Member deems are consistent with this Agreement, applicable law and the REIT status of the Managing Member.

(d)                 Except as expressly permitted by this Agreement, none of the Managing Member, any Advisor or any of their respective Affiliates shall sell, transfer or convey any Property to, or purchase any Property from, the Company, directly or indirectly, except pursuant to transactions that are, in the Managing Member’s sole discretion, on terms that are fair and reasonable to the Company.

Section 6.7.                Exit Fees.

The Managing Member shall be paid all maturity, prepayment, workout, exit, modification, yield maintenance, minimum interest or extension fees paid by borrowers in connection with loans originated by the Company or Subsidiaries. The Managing Member shall submit an invoice to the Company upon or following the closing or closings of each transaction, accompanied by a computation of the fee payable. Generally, the fee payable to the Managing Member shall be paid at the closing of the transaction upon receipt of the invoice by the Company.

Section 6.8.                Managing Member Participation.

The Managing Member agrees that all business activities of the Managing Member, including activities pertaining to the acquisition, development or ownership of any Investment, shall be conducted through the Company or a subsidiary thereof; provided, however, that the Managing Member is allowed to hold cash and liquid investments to fund its expenses, including redemptions of its Common Shares.

Section 6.9.                Title to Company Assets.

Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Managing Member or one or more nominees, as the Managing Member may determine, including Affiliates of the Managing Member. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in the name of the Managing Member or any nominee or Affiliate of the Managing Member shall be held by the Managing Member for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Managing Member shall use its best efforts to cause beneficial and record title to such assets to be vested in the Company as soon as reasonably practicable. All Company assets shall be recorded as the Property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

Section 6.10.             No Duplication of Fees or Expenses.

The Company may not incur or be responsible for any fee or expense (in connection with the Offering or otherwise) that would be duplicative of fees and expenses paid by the Managing Member.

ARTICLE VII
CHANGES IN MANAGING MEMBER

Section 7.1.                Transfer of the Managing Member’s Units.

(a)                 The Managing Member shall not transfer all or any portion of its Member Units or withdraw as Managing Member except as provided in, or in connection with a transaction contemplated by, Section 7.1(b) or Section 7.1(c).

(b)                 Except as otherwise provided in Section 7.1(c) hereof, the Managing Member shall not engage in any merger, consolidation or other combination with or into another Person or the sale of all or substantially all of its assets (other than in connection with a change in the Managing Member’s state of incorporation or organizational form), in each case which results in a change of control of the Managing Member (a “REIT Transaction”), unless the consent of Members holding more than 50% of the Percentage Interests of Members (including, as applicable, Membership Interests held by the Managing Member) is obtained.

(c)                 Notwithstanding Section 7.1(a) or 7.1(b), a Managing Member may transfer all or any portion of its Member Units to (i) a wholly owned Subsidiary of such Managing Member or (ii) the owners of all of the membership interests of such Managing Member, and following a transfer of all of its Member Units, may withdraw as Managing Member.

Section 7.2.                Admission of a Substitute or Additional Managing Member.

A Person shall be admitted as a substitute or additional Managing Member of the Company only if the following terms and conditions are satisfied:

(a)                 the Person to be admitted as a substitute or additional Managing Member shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a Managing Member, and a certificate evidencing the admission of such Person as a Managing Member shall have been filed for recordation and all other actions required by Section 2.5 hereof in connection with such admission shall have been performed;

(b)                 if the Person to be admitted as a substitute or additional Managing Member is a corporation or a partnership it shall have provided the Company with evidence satisfactory to counsel for the Company of such Person’s authority to become a Managing Member and to be bound by the terms and provisions of this Agreement; and

(c)                 counsel for the Company shall have rendered an opinion (relying on such opinions from other counsel as may be necessary) that (x) the admission of the Person to be admitted as a substitute or additional Managing Member is in conformity with the Act and (y) none of the actions taken in connection with the admission of such Person as a substitute or additional Managing Member will cause (i) the Company to be classified other than as a partnership for federal tax purposes, or (ii) the loss of any Member’s limited liability.

Section 7.3.                Effect of Bankruptcy, Withdrawal, Death or Dissolution of a Managing Member.

(a)                 Upon the occurrence of an Event of Bankruptcy as to the sole remaining Managing Member (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of the sole remaining Managing Member (except that, if the sole remaining Managing Member is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such Managing Member if the business of such Managing Member is continued by the remaining partner or partners), the Company shall be dissolved and terminated unless the Company is continued pursuant to Section 7.3(b) hereof. The merger of the Managing Member with or into any entity that is admitted as a substitute or successor Managing Member pursuant to Section 7.2 hereof shall not be deemed to be the withdrawal, dissolution or removal of the Managing Member.

(b)                 Following the occurrence of an Event of Bankruptcy as to the sole remaining Managing Member (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of the sole remaining Managing Member, the other Members, within ninety (90) days after such occurrence, may elect to continue the business of the Company for the balance of the term specified in Section 2.5 hereof by selecting, subject to Section 7.2 hereof and any other provisions of this Agreement, a substitute Managing Member by consent of a majority in interest of such Members. If such Members elect to continue the business of the Company and admit a substitute Managing Member, the relationship with the Members and of any Person who has acquired an interest of a Member in the Company shall be governed by this Agreement.

Section 7.4.                Removal of a Managing Member.

(a)                 Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a Managing Member, such Managing Member shall be deemed to be removed automatically. The Members may not remove the Managing Member, with or without cause.

(b)                 If a Managing Member has been removed pursuant to this Section 7.4 and the Company is continued pursuant to Section 7.3 hereof, such Managing Member shall promptly transfer and assign its Member Units in the Company to the substitute Managing Member approved by a majority in interest of the other Members in accordance with Section 7.3(b) hereof and otherwise be admitted to the Company in accordance with Section 7.2 hereof. At the time of assignment, the removed Managing Member shall be entitled to receive from the substitute Managing Member the fair market value of the Member Units of such removed Managing Member. Such fair market value shall be determined by an appraiser mutually agreed upon by the Managing Member and a majority in interest of the Members other than the Managing Member within ten (10) days following the removal of the Managing Member. In the event that the parties are unable to agree upon an appraiser, the removed Managing Member and a majority in interest of such other Members each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed Managing Member’s Member Units within thirty (30) days of the Managing Member’s removal, and the fair market value of the removed Managing Member’s Member Units shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than forty (40) days after the removal of the Managing Member, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed Managing Member’s Member Units no later than sixty (60) days after the removal of the Managing Member. In such case, the fair market value of the removed Managing Member’s Member Units shall be the average of the two appraisals closest in value.

(c)                 The Membership Interest of a removed Managing Member until transfer under Section 7.4(b) shall be converted to that of a Member who is not a Managing Member; provided, however, such removed Managing Member shall not have any rights to participate in the management and affairs of the Company, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the other Members. Instead, such removed Managing Member shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as Managing Member, until the transfer is effective pursuant to Section 7.4(b).

(d)                 All Members shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary, desirable and sufficient to effect all the foregoing provisions of this Section.

ARTICLE VIII
RIGHTS AND OBLIGATIONS OF THE MEMBERS OTHER THAN THE MANAGING MEMBER

Section 8.1.                Management of the Company.

The Members other than the Managing Member shall not participate in the management or control of Company business nor shall they transact any business for the Company, nor shall they have the power to sign for or bind the Company, such powers being vested solely and exclusively in the Managing Member.

Section 8.2.                Power of Attorney.

Each Member, other than the Managing Member, hereby irrevocably appoints the Managing Member its true and lawful attorney-in-fact, who may act for each such Member and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the Managing Member to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of such other Member, or the transfer by such Member of any part or all of its Member Units.

Section 8.3.                Limitation on Liability of Members.

No Member shall be liable for any debts, liabilities, contracts or obligations of the Company. A Member shall be liable to the Company only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Member shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Company.

Section 8.4.                Ownership by Other Members of the Managing Member or Affiliate.

No other Member shall at any time, either directly or indirectly, own any stock or other interest in the Managing Member or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by such other Member would, in the opinion of counsel for the Company, jeopardize the classification of the Company as a partnership for federal tax purposes. The Managing Member shall be entitled to make such reasonable inquiry of the other Members as is required to establish compliance by such Members with the provisions of this Section.

Section 8.5.                Redemption of Special Member Units.

Upon the occurrence of a (i) Termination Event with respect to any Special Member, or (ii) a merger, consolidation or sale of substantially all of the Managing Member’s assets or any similar transaction pursuant to which a majority of the members of the board of managers of the Managing Member then in office are replaced or removed (a “Change of Control Event”), the Special Member Units of the applicable Special Member (in the case of clause (i)) or all Special Members (in the case of clause (ii)) shall be redeemed for an aggregate amount equal to the amount that would have been distributed to such Special Member(s) under Section 5.2(c) if all assets of the Company had been sold for their fair value and all liabilities of the Company had been satisfied in full according to their terms. Such redemption shall occur no later than thirty (30) days after the date of a Termination Event or Change of Control Event. In determining the fair value of the assets of the Company, (i) in connection with a Termination Event, the Managing Member shall obtain an appraisal of the assets of the Company (excluding any assets which may be readily marked to market) and (ii) in connection with Change of Control Event, the Managing Member shall make such determination based on the value of the consideration received by the Managing Member or its members on a per share basis. Payment to each Special Member upon a Change of Control Event shall be made in cash. Payment to a Special Member upon a Termination Event shall be paid, at the Special Member’s discretion, in the form of (a) REIT shares or (b) a promissory note bearing interest at a rate equal to 5% per annum with a maturity date of 5 years from the date of issuance. Any payments under a promissory note may not be made in connection with a Termination Event until the closing of asset sales that result in aggregate, cumulative distributions to the Members (other than such Special Member) of the Company from operating income, sales proceeds and other sources in an amount equal to their Capital Contributions to the Company plus a 5% cumulative non-compounded annual return thereon (a “Subsequent Liquidity Event”). In addition, the principal amount of the promissory note issued in connection with a Termination Event will be subject to reduction as of the date of the Subsequent Liquidity Event by an amount that will ensure that, in connection with the Subsequent Liquidity Event, each such Special Member does not receive in excess of 25% of the distributions that are made or are deemed to be made by the Company after the Members (other than the Special Member) have received or are deemed to have received aggregate, cumulative distributions equal to their Capital Contributions to the Company plus a 5% cumulative non-compounded annual return thereon.

ARTICLE IX
TRANSFERS OF MEMBER UNITS

Section 9.1.                Purchase for Investment.

(a)                 Each Member hereby represents and warrants to the Managing Member and to the Company that the acquisition of its Member Units is made as a principal for its account for investment purposes only and not with a view to the resale or distribution of such Member Units.

(b)                 Each Member agrees that he will not sell, assign or otherwise transfer its Member Units or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the Managing Member set forth in Section 9.1(a) above and similarly agree not to sell, assign or transfer such Member Units or fraction thereof to any Person who does not similarly represent, warrant and agree.

Section 9.2.                 Restrictions on Transfer of Member Units.

(a)                 Subject to the provisions of Sections 9.2(b) and 9.2(c), no Member may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of its Member Units, or any of such Member’s economic rights as a Member, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the Managing Member, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The Managing Member may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Company in connection therewith.

(b)                 No Member may withdraw from the Company other than as a result of a permitted transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.5 below) of all of its Member Units pursuant to this ARTICLE IX or pursuant to a redemption of all of its Member Units pursuant to the terms of any Preferred Units or of any other Member Units other than Common Units or pursuant to the redemption of a Special Member’s Special Member Units pursuant to Section 8.5. Upon the permitted transfer or redemption of all of a Member’s Member Units, such Member shall cease to be a Member.

(c)                 Notwithstanding Section 9.2(a) and subject to Sections 9.2(d), 9.2(f), 9.2(g), 9.2(h) and 9.3 below, any Member other than the Managing Member may Transfer, without the consent of the Managing Member, all or a portion of its Member Units to (i) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Member for the benefit of such Member and/or any such person(s), of which trust such Member or any such person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if such Member is an entity, its beneficial owners.

(d)                 No Member may effect a Transfer of its Member Units, in whole or in part, without providing the Company with documentation that establishes to the satisfaction of the Company that any withholding obligations arising under Section 1446(f) of the Code have been satisfied.

(e)                 No Member may effect a Transfer of its Member Units, in whole or in part, if, in the opinion of legal counsel for the Company, such proposed Transfer would require the registration of the Member Units under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(f)                  No Transfer by a Member of its Member Units, in whole or in part, may be made to any Person if (i) in the opinion of the Managing Member based on the advice of legal counsel for the Company, if appropriate, the transfer would result in the Company’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of the Managing Member based on the advice of legal counsel for the Company, if appropriate, it would adversely affect the ability of the Managing Member to continue to qualify as a REIT or subject the Managing Member to any additional taxes under Section 857 or Section 4981 of the Code, and (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(g)                 No transfer by a Member of any Member Units may be made to a lender to the Company or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Company whose loan constitutes a Nonrecourse Liability, without the consent of the Managing Member, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Company and the Managing Member to exchange or redeem any Member Units in which a security interest is held for cash in an amount equal to such Member’s Capital Account allocable (in the reasonable determination of the Managing Member) to such exchanged or redeemed Member Units, simultaneously with the time at which such lender would be deemed to be a Member in the Company for purposes of allocating liabilities to such lender under Section 752 of the Code.

(h)                 Any Transfer in contravention of any of the provisions of this ARTICLE IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Company.

(i)                  Prior to the consummation of any Transfer under this ARTICLE IX, the transferor and/or the transferee shall deliver to the Managing Member such opinions, certificates and other documents as the Managing Member shall request in connection with such Transfer.

Section 9.3.                Admission of Substitute Member.

(a)                 Subject to the other provisions of this ARTICLE IX, an assignee of the Member Units of any Member other than the Managing Member (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Member Units) shall be deemed admitted as a Member of the Company only with the consent of the Managing Member and upon the satisfactory completion of the following:

(i)                   The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the Managing Member may require in order to effect the admission of such Person as a Member.

(ii)                 The assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) hereof and the agreement set forth in Section 9.1(b) hereof.

(iii)                If the assignee is a corporation, partnership or trust, the assignee shall have provided the Managing Member with evidence satisfactory to counsel for the Company of the assignee’s authority to become a Member under the terms and provisions of this Agreement.

(iv)                The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.

(v)                 The assignee shall have paid all legal fees and other expenses of the Company and the Managing Member and filing and publication costs, if any, in connection with its substitution as a Member.

(vi)                The assignee has obtained the prior written consent of the Managing Member to its admission as a Substitute Member, which consent may be given or denied in the exercise of the Managing Member’s sole and absolute discretion.

(b)                 For the purpose of allocating Profits and Losses and distributing cash received by the Company, a Substitute Member shall be treated as having become, and appearing in the records of the Company as, a Member upon the later of the date specified in the transfer documents or the date on which the Managing Member has received all necessary instruments of transfer and substitution.

(c)                 The Managing Member shall cooperate with the Person seeking to become a Substitute Member by preparing the documentation required by this Section and making any official filings and publications. The Company shall take all such action as promptly as practicable after the satisfaction of the conditions in this ARTICLE IX to the admission of such Person as a Member of the Company.

Section 9.4.                Rights of Assignees of Member Units.

(a)                 Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Company shall not be obligated for any purposes whatsoever to recognize the assignment by any Member of its Member Units until the Company has received notice thereof.

(b)                 Any Person who is the assignee of all or any portion of a Member’s Member Units, but does not become a Substitute Member and desires to make a further assignment of such Member Units shall be subject to all the provisions of this ARTICLE IX to the same extent and in the same manner as any Member desiring to make an assignment of its Member Units.

Section 9.5.                 Effect of Bankruptcy, Death, Incompetence or Termination of a Member.

Except as otherwise provided herein, the occurrence of an Event of Bankruptcy as to a Member, the death of a Member or a final adjudication that a Member is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Company, and the business of the Company shall continue if an order for relief in a bankruptcy proceeding is entered against a Member, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Member for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Member possessed to assign all or any part of its Member Units and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Member.

Section 9.6.                Joint Ownership of Units.

A Member Unit may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Member Unit shall be required to constitute the action of the owners of such Member Unit; provided, however, that the written consent of only one joint owner will be required if the Company has been provided with evidence satisfactory to the counsel for the Company that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Member Unit held in a joint tenancy with a right of survivorship, the Member Unit shall become owned solely by the survivor as a Member and not as an assignee. The Company need not recognize the death of one of the owners of a jointly-held Member Unit until it shall have received notice of such death. Upon notice to the Managing Member from either owner, the Managing Member shall cause the Member Units to be divided into two equal parts, which shall thereafter be owned separately by each of the former owners.

ARTICLE X
BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

Section 10.1.              Books and Records.

At all times during the continuance of the Company, the Managing Member shall keep or cause to be kept at the Company’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Member, (b) a copy of the Certificate of Formation and all amendment thereto, (c) copies of the Company’s federal, state and local income tax returns and reports, (d) copies of this Agreement and amendments thereto and any financial statements of the Company for the three most recent years and (e) all documents and information required under the Act. Any Member or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

Section 10.2.               Custody of Company Funds; Bank Accounts.

(a)                 All funds of the Company not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the Managing Member shall determine, and withdrawals shall be made only on such signature or signatures as the Managing Member may, from time to time, determine.

(b)                 All deposits and other funds not needed in the operation of the business of the Company may be invested by the Managing Member in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Company shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.2(b).

Section 10.3.               Fiscal and Taxable Year.

The Fiscal Year and taxable year of the Company shall be the calendar year.

Section 10.4.               Annual Tax Information and Report.

Within ninety (90) days after the end of each Fiscal Year of the Company, the Managing Member shall furnish to each Person who was a Member at any time during such year the tax information necessary to file such Member’s individual tax returns as shall be reasonably required by law.

Section 10.5.              Company Tax Adjustments; Partnership Representative

(a)                 Partnership Representative. The Managing Member designates the Investment Advisor as the “Partnership Representative.” The Partnership Representative shall be the sole Person authorized to represent and act on behalf of the Members and the Company in connection with an examination or proceeding under the Partnership Audit Rules. No one else will be allowed to participate in such proceedings. The Managing Member shall, however, require the Partnership Representative to act solely as directed by the Managing Member. The Managing Member shall have the exclusive right, power and authority to determine the actions to be taken by the Partnership Representative, including in situations where there may be a conflict of interest between Members (including former Members).

(b)                 Reimbursement and Indemnity of the Partnership Representative and Managing Member. The Partnership Representative and the Managing Member shall be entitled to reimbursement from the Company for reasonable costs it incurs in performing their duties under the Partnership Audit Rules. In addition to any indemnification provided by Section 6.3 or 6.4 of this Agreement, the Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless the Managing Member, the Partnership Representative, their respective Affiliates and their respective stockholders, officers, partners, directors, members, managers, agents and employees, and representatives from, against and with respect to any liabilities arising out of or in connection with the duties of the Partnership Representative, as applicable, except to the extent that it is finally judicially determined by a court of competent jurisdiction that such liabilities arose out of or were related to actions or omissions constituting fraud, bad faith, gross negligence, intentional misconduct or a knowing violation of law. The Company shall reimburse the Managing Member and the Partnership Representative for their reasonable legal expenses and other expenses incurred in connection with defending any claim with respect to such liabilities and the Managing Member and the Partnership Representative shall agree to reimburse promptly the Company for such amounts if it is finally judicially determined that the Managing Member or Partnership Representative (as applicable) was not entitled to indemnity hereunder. Each Member hereby waives, releases and agrees not to sue the Managing Member, the Partnership Representative, or any of their Affiliates, officers, directors, employees, attorneys, partners or agents, for damages in respect of any claim arising out of or in connection with the Partnership Representative’s duties under this Agreement except to the extent that it is finally judicially determined by a court of competent jurisdiction that such damages arose out of or were related to actions or omissions constituting fraud, bad faith, gross negligence, intentional misconduct or a knowing violation of law.

(c)                 Cooperation. The Members hereby agree to cooperate and provide information and documentation that is reasonably requested by the Partnership Representative or the Managing Member with respect to the conduct of an examination or proceeding under the Partnership Audit Rules, including cooperation that will enable the Company to take advantage of the modification procedures provided by Section 6225(c) of the Code (or analogous provisions of state or local law) with respect to a contemplated adjustment in a proceeding relating to the Company. Such cooperation may include the filing of amended tax returns and the payment of additional tax.

(d)                 Company Payments. In the event that the Company pays an imputed underpayment under Partnership Audit Rules or an associated amount such as penalties or interest (collectively, a “Membership Tax Payment”), the Partnership Representative shall allocate the Membership Tax Payment to the Members as required under the Code and associated guidance. If no particular allocation is required, the Partnership Representative shall exercise reasonable business judgment in making this allocation. Any payment made by the Company to the Internal Revenue Service or other tax authority pursuant to the Partnership Audit Rules shall be deemed to be a payment of an expense of the Members, not as an expense of the Company.

(i)                   Each Member hereby agrees to indemnify the Company for its allocated share of a Membership Tax Payment, plus interest thereon at a rate equal to the long-term applicable Federal rate under Code Section 1274(d), computed annually, as of the date the Membership Tax Payment was made.

(ii)                 At the option of the Managing Member, the Company may collect the indemnity owed by a Member under this Section 10.5(d) by withholding amounts that otherwise would have been distributed to such Member. In addition, the Managing Member may waive a Member’s obligation to indemnify the Company for its share of a Membership Tax Payment so long as this does not reduce the amount that the Company will distribute to the Managing Member.

(e)                 Adjustments That Do Not Result in an Imputed Underpayment. The Managing Member may use reasonable discretion to make allocations relating to adjustments under Section 6225(a)(2) of the Code (or analogous provisions under state or local law) that do not result in an imputed underpayment.

(f)                  Lower-Tier Partnerships. If the Company invests in an entity that is treated as a partnership for U.S. federal income tax purposes, and such entity makes a Membership Tax Payment or has an adjustment under Section 6225(a)(2) of the Code (or other analogous provision) that does not result in an imputed underpayment, the Managing Member is authorized to apply the principles of Sections (d) and (e) with respect the Company’s share of that Membership Tax Payment and any associated indemnification that the Company may pay.

(g)                 Contact Information. Each Member is required to inform the Company of any changes in its contact information for at least four years after the last taxable year in which the Member is a Member in the Company. The Managing Member may extend this period by providing notice to the Member in the event that the IRS or other tax authority commences an examination under the Partnership Audit Rules.

(h)                 Survival. The obligations of each Member (or former Member) under this Section 10.5 shall survive the transfer by such Member of its interest in the Company, any redemption or repurchase of such Member’s interest in the Company and the dissolution of the Company.

Section 10.6.               Tax Elections; Special Basis Adjustments.

(a)                 All elections required or permitted to be made by the Company or by the Partnership Representative under the Code or any applicable state or local tax law shall be made by the Managing Member in its sole and absolute discretion.

(b)                 In the event of a transfer of all or any part of the Member Units of any Member, the Company, at the option of the Managing Member, may elect pursuant to Section 754 of the Code to adjust the basis of the Company’s assets. Each Member will furnish the Company with all information necessary to give effect to such election.

(c)                 By executing this Agreement, each Member authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “Notice”) apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company. For purposes of making such Safe Harbor election, the Managing Member is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by the Managing Member constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the Notice. The Company and each Member hereby agrees to comply with all requirements of the Safe Harbor described in the Notice, including the requirement that each Member shall prepare and file all U.S. federal income tax returns reporting the income tax effects of each Safe Harbor Member Unit issued by the Company in a manner consistent with the requirements of the Notice. A Member’s obligations to comply with the requirements of this Section 10.6(c) shall survive such Member’s ceasing to be a Member of the Company and/or the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 10.6(c), the Company shall be treated as continuing in existence. Each Member authorizes the Managing Member to amend this Section 10.6(c) to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Company transferred to a service provider by the Company in connection with services provided to the Company as set forth in Section 4 of the Notice (e.g., to reflect changes from the rules set forth in the Notice in subsequent Internal Revenue Service guidance); provided that such amendment is not materially adverse to such Member (as compared with the after-tax consequences that would result if the provisions of the Notice applied to all interests in the Company transferred to a service provider by the Company in connection with services provided to the Company). Each Member further agrees to execute any forms or documents reasonably necessary to effectuate any of the foregoing provisions of this Section 10.6(c).

Section 10.7.             Reports to Members.

(a)                 The Managing Member shall cause the Company to prepare and deliver to all Members the following reports and financial statements:

(i)                   no later than 60 days after the end of each fiscal quarter, quarterly unaudited financial statements ;

(ii)                 as soon as practicable, but no later than 120 days after the close of each fiscal year, an annual report containing financial statements of the Company, or of the Managing Member if such statements are prepared solely on a consolidated basis with the Managing Member, for such fiscal year, presented in accordance with generally accepted accounting principles.

(b)                 The annual financial statements shall be audited by accountants selected by the Managing Member.

(c)                 Any Member shall further have the right to a private audit of the books and records of the Company at the expense of such Member, provided such audit is made for Company purposes and is made during normal business hours.

ARTICLE XI
AMENDMENT OF AGREEMENT

The Managing Member’s consent shall be required for any amendment to this Agreement. The Managing Member, without the consent of the other Members, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of such other Members holding more than 50% of the Percentage Interests of such Members:

(a)                 any amendment affecting the operation of any redemption right or conversion right set forth in the terms of any Preferred Units or of other Member Units other than Common Units in a manner adverse to the Members;

(b)                 any amendment that would adversely affect the rights of the Members to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Member Units pursuant to Section 4.2 hereof;

(c)                 any amendment that would alter the Company’s allocations of Profit and Loss to the Members, other than with respect to the issuance of additional Member Units pursuant to Section 4.2 hereof; or

(d)                 any amendment that would impose on the Members any obligation to make additional Capital Contributions to the Company.

ARTICLE XII
GENERAL PROVISIONS

Section 12.1.              General Interpretative Principles.

Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to articles, sections or schedules refer to articles, sections or schedules of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 12.2.               Notices.

All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Members at the addresses set forth in Exhibit A attached hereto; provided, however, that any Member may specify a different address by notifying the Managing Member in writing of such different address. Notices to the Company shall be delivered at or mailed to its specified office.

Section 12.3.               Survival of Rights.

Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Members and the Company and their respective legal representatives, successors, transferees and assigns.

Section 12.4.              Additional Documents.

Each Member agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

Section 12.5.              Severability.

If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

Section 12.6.              Entire Agreement.

This Agreement and exhibits attached hereto constitute the entire Agreement of the Members and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

Section 12.7.               Pronouns and Plurals.

When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

Section 12.8.               Headings.

The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

Section 12.9.             Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

Section 12.10.         Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Agreement, all as of the 19th day of February, 2021.

MANAGING MEMBER:

StartEngine Real Estate REIT 1 LLC

By:	/s/ Johanna Cronin
Name: Johanna Cronin
Title: Board Member

By:	/s/ Michael Chesser
Name: Michael Chesser
Title: Board Member

SPECIAL MEMBER AND INVESTMENT ADVISOR:
Real Estate Income Investors LLC

By:	/s/ Michael Chesser
Name: Michael Chesser
Title:

SPECIAL MEMBER AND ADMINISTRATIVE ADVISOR:

StartEngine Assets LLC

By:	/s/ Johanna Cronin
Name: Johanna Cronin
Title: Manager

EXHIBIT A

CONTRIBUTIONS & INTERESTS
As of ________________, 2021

Members	Address	Cash Contribution	Member Units	Common Units	Special Member Units	Percentage Interest	Percentage of Special Member Units
MANAGING MEMBER
StartEngine Real Estate REIT LLC	8687 Melrose Ave., 7th Floor (Green Building) West Hollywood, CA 90069	$500	50	50	--	100%	--
OTHER MEMBERS
Real Estate Income Investors LLC (Special Member)	11601 Wilshire Blvd., Suite 1600, Los Angeles, CA 90025	$500	50	--	50	--	50%
StartEngine Assets LLC (Special Member)	8687 Melrose Ave., 7th Floor (Green Building) West Hollywood, CA 90069	$500	50	--	50		50%
TOTALS:		$1,500	150	50	100	100%	100%

EXHIBIT B

INVESTMENT ADVISOR

The Investment Advisor shall, either directly or by engaging its officers, Affiliates, agents or third parties, perform the following duties:

Investment Advisory, Asset Management and Disposition Services

(a)                 Oversee the Company’s overall investment strategy approved by the Managing Member, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

(b)                 serve as the Company’s investment and financial manager with respect to sourcing, underwriting, acquiring, financing, originating, servicing, investing in, redeveloping and eventually selling a diversified portfolio of Investments;

(c)                 periodically review the Company’s investment guidelines and recommend changes thereto to the Managing Member;

(d)                 structure the terms and conditions of acquisitions, sales and Joint Ventures;

(e)                 oversee the Company’s debt financing strategies approved by the Managing Member;

(f)                  oversee Joint Ventures, limited partnerships and other such relationships with third parties;

(g)                 oversee any potential liquidity transaction approved by the Managing Member;

(h)                 obtain market research and economic and statistical data in connection with the Company’s Investments and investment objectives and policies;

(i)                   oversee and conduct due diligence processes related to prospective Investments;

(j)                   prepare reports regarding prospective Investments that include recommendations and supporting documentation necessary for the Managing Member to evaluate the proposed Investments;

(k)                 negotiate and execute approved Investments and other transactions;

(l)                   monitor applicable markets and obtain reports (which may be prepared by the Investment Advisor or its Affiliates) where appropriate, concerning the value of the Investments of the Company;

(m)               monitor and evaluate the performance of the Investments of the Company, provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s Investments;

(n)                 formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing and disposition of Investments on an overall portfolio basis;

(o)                 coordinate and manage relationships between the Company and any Third Party Joint Venture Partners;

1

(p)                 identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

(q)                 negotiate terms of, arrange and, subject to the approval of the Managing Member, execute financing agreements;

(r)                  manage relationships between the Company and its lenders, if any;

(s)                  monitor and oversee the service of the Company’s debt facilities and other financings, if any.

(t)                  evaluate and propose for approval of the Managing Member potential asset dispositions, sales, or liquidity transactions; and

(u)                 structure and negotiate the terms and conditions of transactions pursuant to which the assets of the Company may be sold.

Accounting and Other Administrative Services

(a)                 manage and perform the various administrative functions necessary for the day-to-day operations of the Company with respect to its Investments and tax matters;

(b)                 provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations as it relates to its Investments and tax matters;

(c)                 provide financial and operational planning services and portfolio management functions;

(d)                 maintain accounting data and any other information concerning the activities of the Company with respect to its Investments and tax matters as shall be required to prepare and provide to Members all periodic financial reports and tax returns;

(e)                 maintain all appropriate books and records of the Company with respect to its Investments;

(f)                  make all tax-related determinations and decisions (provided, however, that if such a determination or decision would have a material effect on the taxation of the Managing Member or the Administrative Advisor, the Administrative Advisor shall have a right to approve such determinations and decisions, which approval shall not be unreasonably withheld) or delayed;

(g)                 oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

(h)                 make, change, and revoke such tax elections on behalf of the Company as the Managing Member deems appropriate;

(i)                   supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Company as it relates to its Investments;

(j)                   provide the Company with all necessary cash management services;

(k)                 evaluate and obtain adequate insurance coverage in connection with the Investments of the Company based upon risk management determinations;

C-2

(l)                   provide timely updates to the Managing Member related to the overall regulatory environment affecting the Investments of, or tax matters regarding, the Company, as well as managing compliance with such regulatory matters;

(m)                 evaluate the policies and procedures of the Company related to the management of Investments or tax matters and make any recommendations to the Board with respect to changes in such policies or procedures;

(n)                  take, or recommend that the Managing Member take, any actions necessary or prudent to ensure that the Company will not be classified as an association taxable as a corporation for U.S.  federal income tax purposes or a “publicly traded partnership” for purposes of Section 7704 of the Code;

(o)                 oversee all reporting, record keeping, internal controls and similar matters related to the Investments of the Company and tax matters in a manner to allow the Company to comply with applicable law.

C-3

EXHIBIT C

ADMINISTRATIVE ADVISOR

The Administrative Advisor shall, to the extent not performed by the Investment Advisor as specified in Exhibit B above, either directly or by engaging its officers, Affiliates, agents or third parties, perform the following duties:

Accounting and Other Administrative Services

(a)                 manage and perform the various administrative functions necessary for the operations of the Company;

(b)                 provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;

(c)                 maintain accounting data and any other information concerning the activities of the Company as shall be required to prepare and file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

(d)                 maintain all appropriate books and records of the Company;

(e)                 supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Company;

(f)                  manage and coordinate with the Managing Member the process of making and authorizing distributions and payments to Members; including the calculation of Net Cash Flow and Reserves, provided, however, that such determinations shall be subject to the approval of the Investment Advisor, which approval shall not be unreasonably withheld or delayed.

(g)                 evaluate and obtain adequate insurance coverage based upon risk management determinations;

(h)                 provide timely updates to the Managing Member related to the overall regulatory environment affecting the Company, as well as managing compliance with such regulatory matters;

(i)                   evaluate the corporate governance structure of the Company and appropriate policies and procedures related thereto and make any recommendations to the Managing Member with respect to changes in such policies or procedures; and

(j)                   oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law.

Member Services

(a)                 oversee the development and issuance of any Member Units in connection with an Offering, including the determination of the specific terms of the Member Units to be issued to the Managing Member related to any Offering, preparation of all documents related thereto, and obtaining any required regulatory approvals thereof;

(b)                 oversee and coordinate the management of funds from any Offering, including the transfer of funds to the Company by the Managing Member pursuant to this Agreement in connection with any Offering, and other administrative support functions;

(c)                 perform all other administrative services related to an Offering; and

(d)                 manage communications with and actions by Members, including any reports or notices required under this Agreement.

D-1